Exhibit 10.14.2

                 FIRST AMENDMENT TO THE 1988
            UNION CARBIDE LONG-TERM INCENTIVE PLAN


     The 1988 Union Carbide Long-Term Incentive Plan (the "Plan") is hereby amended as follows:
     1. The second paragraph of Section 5.3 of the Plan is hereby amended by substituting the following for the first sentence thereof:

               "An option is only exercisable by
           a participant while the participant is
           in active employment with the Corporation except (i) in the case of a participant's death or Retirement, (ii) during a three-year period commencing on the date of a participant's termination of employment by the Corporation other than for cause, but only to the extent permitted under
           Section 5.5, (iii) during a three-year period commencing on the date of termination, by the participant or the Corporation, of employment after a change in Control of the Corporation unless such termination of employment is for cause, but only to the extent permitted under Section 5.5, or
           (iv) if the Committee decides that it is in the best interest of the Corporation to permit individual exceptions."
     2. Section 11.1 of the Plan is amended by adding the following at the end thereof:

                "Provided, however, that the Share
            Exchange provided for in the Plan of
            exchange with UCC Holdings, Inc., shall
            not be considered a Change of Control
            for the purposes of this Plan."


     3. The amendments set forth herein shall be effective as of June 1 1989.

Signed this 9th day of August, 1989.



                                 UNION CARBIDE CORPORATION



                                 By: M.A. Kessinger



Attest: